EXHIBIT 10.5
AMENDED AND RESTATED CREDIT FACILITY AGREEMENT
AMENDMENT NUMBER 8
     This AMENDED AND RESTATED CREDIT FACILITY AGREEMENT AMENDMENT NUMBER 8 (“Amendment”) is made as of the 30 day of June, 2006, by and among PHOENIX FOOTWEAR GROUP, INC., a corporation formed under the laws of the State of Delaware (“Borrower”) and MANUFACTURERS AND TRADERS TRUST COMPANY (“Agent”), a New York banking corporation, with offices at 255 East Avenue, Rochester, New York 14604 as administrative agent for the Lenders, and each of the LENDERS (as defined in the Agreement described below).
     This Amendment amends the Amended and Restated Credit Facility Agreement (“Credit Agreement”) dated as of August 3, 2005 made between Borrower, the Agent, and the Lenders described therein, as previously amended by Amendment Number 1, 2, 3, 4, 5, 6 and 7.
     1. The definition of “Bridge Loan Maturity Date” contained in Section 1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:
“Bridge Loans Maturity Date” means August 4, 2006.
     5. In connection with this Amendment the Borrower agrees to pay to the Bank an amendment fee of $10,000 as well as the Bank’s legal fees in connection herewith.
     6. All other terms of the Credit Agreement shall remain in full force and effect.
     7. Borrower represents and warrants that no Event of Default, or event that with the giving of notice or the passage of time or both would constitute an Event of Default, under the Credit Agreement has occurred and is continuing.
     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

MANUFACTURERS AND TRADERS TRUST COMPANY,
as Administrative Agent

By:	/s/ John C. Morsch

John C. Morsch
Administrative Vice President

PHOENIX FOOTWEAR GROUP, INC.

By:	/s/ Kenneth Wolf

Title:	CFO